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                                                                    Exhibit 3.13

                            ARTICLES OF INCORPORATION
                                       OF
                          BROOKHOLLOW OF VIRGINIA, INC.

          The undersigned, desiring to form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia of 1950, as amended, sets forth the following:

          1. The name of the corporation shall be BROOKHOLLOW OF VIRGINIA, INC. (hereinafter referred to as the "Corporation").

          2. The purpose for which the Corporation is organized is to engage in the acquisition and development of real estate of all kinds and nature. The foregoing statement of purpose shall not be considered as limiting or restricting in any manner the powers conferred upon corporations by Chapter 9 of Title 13.1, as amended, of the Code of Virginia and, therefore, the Corporation shall have the power to transact any business not prohibited by law or required to be stated herein.

          3. The aggregate number of shares which the Corporation shall have authority to issue is 5,000 shares.

          4. The initial registered office of the Corporation shall be located in the City of Richmond, Virginia, and the post office address of the initial registered office of the Corporation is United Virginia Bank Building, 919 East Main Street, Fifteenth Floor, Post Office Box 1320, Richmond, Virginia 23210.

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          5. The name of the Corporation's initial registered agent is Philip
deB. Rome, who is a resident of Virginia, and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office of the Corporation.

          6. The number of directors constituting the initial Board of Directors shall be three (3), and the names and addresses of the individuals, who are to serve as the initial directors are as fo11ows.

                              Robert D. Rogers
                              5380 Wenonah Drive
                              Dallas, Texas 75209

                              Carlos E. Fonts
                              10808 Strait Lane
                              Dallas, Texas 75229

                              Robert C. Moore
                              4416 San Gabriel
                              Dallas, Texas 75229

          GIVEN under my hand this 2nd day of July, 1986.

                                                INCORPORATOR:


                                                /s/ Philip deB. Rome
                                                --------------------------------
                                                Philip deB. Rome

                                      - 2 -

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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION
                                  July 8, 1986

                          CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

BROOKHOLLOW OF VIRGINIA, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective July 8, 1986.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                                STATE CORPORATION COMMISSION


                                                By /s/ Illegible
                                                   -----------------------------
                                                   Commissioner

Court Number: 216